Exhibit 10.3

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is made and entered into this 30th day of April, 2026, by and between, ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B (“Investor”) and APIMEDS PHARMACEUTICALS US, INC., a Delaware corporation (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties refer herein to the following:

(i)  that certain Securities Purchase Agreement, dated December 1, 2025, by and among the Company and the investors party thereto (including Investor) (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to Investor that certain senior convertible note, dated as of December 8, 2025, in the aggregate original principal amount of $10,900,000 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Note”); and

(ii)  capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

WHEREAS, an Event of Default (as defined in the Existing Note) has occurred pursuant to Section 4(a)(i) of the Existing Note, the Company has failed to file a Registration Statement (as defined in the Registration Rights Agreement) by the fifth (5th) day after the Filing Deadline (as defined in the Registration Rights Agreement), which default remains uncured as of the date hereof (the “Filing Deadline Default”);

WHEREAS, an Event of Default has occurred pursuant to Section 4(a)(i) of the Existing Note, the Company has failed to cause the Registration Statement to be declared effective by the SEC by the fifth (5th) day after the Effectiveness Deadline (as defined in the Registration Rights Agreement), which default remains uncured as of the date hereof (the “Effectiveness Deadline Default”);

WHEREAS, an Event of Default has occurred pursuant to Section 4(a)(xiv) of the Existing Note, the Company has failed to obtain the Stockholder Approval by the Stockholder Approval Deadline, which default remains uncured as of the date hereof (the “Stockholder Approval Default”);

WHEREAS, prior to the Initial Closing, certain stockholders of the Company (each, a “Majority Stockholder”), notified the Company that the Stockholder Consent and certain Voting Agreements had been withdrawn (the “Majority Shareholder Dispute”) and the Company delivered such Stockholder Consent and Voting Agreements to the Holder pursuant to Section 7 of the Securities Purchase Agreement without notifying the Holder of the Majority Stockholder Dispute;

WHEREAS, an Event of Default has occurred pursuant to Section 4(a)(xiv) of the Existing Note, (i) the existence of the Majority Stockholder Dispute and (ii) the Company’s failure to notify Investor of the Majority Stockholder Dispute, in each case, breached certain representations, warranties and covenants under the Transaction Documents, which default remains uncured as of the date hereof (the “Breach of Representations and Warranties Default”);

WHEREAS, an Event of Default has occurred pursuant to Section 4(a)(xvii) of the Existing Note, the Majority Stockholder Dispute has caused a Material Adverse Effect to occur, which default remains uncured as of the date hereof (the “Material Adverse Effect Default”, and collectively with the Filing Deadline Default, the Effectiveness Failure Default, the Stockholder Approval Default and the Breach of Representations and Warranties Default, the “Existing Defaults”);

WHEREAS, the Company has requested that the Investor agree to forbear from exercising any of its rights or remedies under the Existing Note during the period commencing on the date hereof through and including June 30, 2026 (or such later date as Investor may elect in its sole discretion) (the “Forbearance Expiration Date”); and

WHEREAS, in connection with, and as additional consideration for such forbearance, the Company has agreed to: (i) deliver to Investor a settlement agreement, in form and substance acceptable to Investor, by and among the Company and the Majority Stockholders (the “Settlement Agreement”), pursuant to which, among other things, each Majority Stockholder agrees to comply with its obligations under the Stockholder Consent and the Voting Agreements, duly executed by the Company and the Majority Stockholders on or prior to April 29, 2026; (ii) execute and deliver to Investor the Amendment No. 1 to Senior Secured Convertible Note, in the form attached hereto as Exhibit A (the “Amendment”), on or prior to April 30, 2026; (iii) file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on or prior to April 30, 2026; (iv) file the initial Registration Statement with the SEC on or prior to May 10, 2026, and that such Registration Statement shall be declared effective by the SEC on or prior to June 30, 2026; (v) cure all deficiencies, and regain compliance, with the New York Stock Exchange’s (the “NYSE”) continued listing requirements, including, without limitation, (x) obtain NYSE approval of the Change of Control, the Preferred Stock Conversion, the Note Approval and the NYSE Listing Application (in each case, as defined in the Settlement Agreement), (y) effect the reverse stock split of the Common Stock at a ratio of 1-for-10, and (z) resume trading of the Common Stock on the Principal Market, in each case on or prior to June 30, 2026 (or such later date as Investor may elect in its sole discretion); and (vi) cause the members of the Company’s Board of Directors to be appointed in accordance with Section 10(a) of the Settlement Agreement on or prior to June 30, 2026 (or such later date as Investor may elect in its sole discretion), (collectively, the “Forbearance Conditions”).

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Forbearance. Effective upon execution of this Agreement and the Amendment until the Forbearance Expiration Date (the “Forbearance Period”), Investor agrees not to exercise any of its rights or remedies with respect to the Existing Defaults that exist as of the date of this Agreement (the “Forbearance”). The Forbearance Period shall terminate upon the earliest to occur of: (x) the occurrence, or discovery by Investor, of any Event of Default (as defined in the Existing Note) (other than the Existing Defaults), (y) any breach of any term or condition of this Agreement or the Settlement Agreement, and (z) the Company fails to timely satisfy any of the Forbearance Conditions.

2.  Limited Waiver. Provided that the Company is not in breach of its obligations under this Agreement, effective upon the timely satisfaction of all of the Forbearance Conditions, Investor hereby waives the Existing Defaults (the “Limited Waiver”). The Limited Waiver set forth herein constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that Investor would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any other default that may exist or occur thereunder.

3. Rights; Effective Date. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to limit the rights of Investor with respect to any amounts outstanding under the Existing Note at any time of determination with respect to any Event of Default other than the Existing Defaults and, solely during the Forbearance Period, the Forbearance, or with respect to any right, remedy, election among remedies, or defense not expressly described in the Forbearance, and all such rights, remedies, elections among remedies, and defenses of Investor are hereby reserved. This Agreement shall be effective upon the due execution of this Agreement by the Parties (the “Effective Date”).

4. Investor’s Representations and Warranties. Investor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by Investor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

e. Investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under 1933 Act, and Investor is able to bear the economic risk of an investment in securities of the Company.

5. Company’s Representations and Warrants. Company represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6. Release. In further consideration of Investor’s execution of this Agreement, the Company, on behalf of itself and its successors, assigns, parents, Subsidiaries, Affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases Waqas Khatri, Ayrton Capital LLC, Investor and each of their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Ayrton Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Ayrton Releasee, on or prior to the date hereof (or, to the extent that Investor waives any Existing Defaults pursuant to this Agreement through a later date, such later date), with respect to the Transaction Documents, the transactions contemplated thereby or any enforcement or attempted enforcement of the Transaction Documents by any Ayrton Releasee and any transactions in the Common Stock effected by any Ayrton Releasee (collectively, the “Ayrton Claims”). The Company further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Ayrton Claim. Notwithstanding anything to the contrary in any of the Transaction Documents, the Company will promptly reimburse Investor for all costs, including attorney’s fees, paid or incurred, in defending against any Ayrton Claims.

7. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

8. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

9. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

10. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

11. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

12. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and Investor each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and Investor further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth for notices herein shall be deemed in every respect effective service of process in any such suit, action or proceeding.

13. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement.

14. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

15. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile, docusign or PDF signature shall be deemed to be an original signature for all purposes.

16. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via e-mail at the email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (ii) the next business day after the date of e-mail, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (iii) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth above.

17. Amendment to Securities Purchase Agreement; Ratification. Effective as of the Effective Date, the defined term “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Agreement. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Effective as of the date hereof, the parties hereby further agree that the Securities Purchase Agreement is hereby amended as follows:

a. Exhibit A-2 of the Securities Purchase Agreement is hereby amended and restated in the form of Exhibit B attached hereto; and

b. The definition of “Additional Mandatory Closing Eligibility Condition” in Section 1(ii)(1) of the Securities Purchase Agreement is hereby amended to additionally require the written consent of each Buyer, which may be withheld at the sole option of each such Buyer.

18. 8-K Filing. The Company shall, on or before 9:30 a.m., New York City time, on May 1, 2026, issue a Current Report on Form 8-K attaching this letter agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing, Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of Investor. To the extent that the Company delivers any material, non-public information to Investor without Investor’s express prior written consent, the Company hereby covenants and agrees that Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

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IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the date set forth above, effective as of the Effective Date.

APIMEDS PHARMACEUTICALS US, INC.	ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B

By:		By:
Name:	Dr. Vin Menon	Name:	Waqas Khatri
Title:	Chief Executive Officer	Title:	Director
Address:		Address:

E-mail: vin@mindwavedao.com	Email: wk@ayrtonllc.com

EXHIBIT A

(Insert form of Amendment)

EXHIBIT B

(Insert Exhibit A-2 of the Securities Purchase Agreement)